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FOR IMMEDIATE RELEASE

CONTACT: Dale A. Sander, Chief Financial Officer
         Larry Bymaster, Chief Executive Officer
         (619) 550-3900

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                   XYTRONYX, INC. ANNOUNCES APPROVAL OF AGREEMENT
               BY MAJORITY OF SHAREHOLDERS OF BINARY THERAPEUTICS, INC.

SAN DIEGO, CA, July 9, 1996 -- Xytronyx, Inc. (AMEX: XYX) today announced it has received notice that a majority of the shareholders of Binary Therapeutics, Inc. ("BTI") have approved an Agreement and Plan of Merger under which Xytronyx has the option to acquire BTI. As previously announced, the Agreement gives Xytronyx the right to acquire BTI at anytime prior to April 30, 1997 by a merger of BTI into a wholly owned subsidiary of Xytronyx. The ratification by at least a majority of the shareholders of BTI was required to allow the merger to be completed when and if Xytronyx exercises its option.

BTI, a privately held company based in Massachusetts, is the holder of certain proprietary technologies in the Photodynamic Therapy ("PDT") field for the treatment of cancer. Binary Therapeutics and Xytronyx have agreed that the first human clinical trials of BTI's PDT technologies will target brain cancer due to favorable results obtained in preclinical treatment of brain tumor models in animals.

Xytronyx is engaged in the development and commercialization of medical products with a primary focus on cancer treatment.


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